FIRST AMENDMENT TO LEASE


     This Amendment to Lease made and entered into this ___ day of December, 2001, by and between BRANDYWINE OPERATING PARTNERSHIP, L.P. (hereinafter referred to as "Landlord") and HIRSCH INTERNATIONAL CORP. (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     WHEREAS, pursuant to the terms and conditions of a certain lease agreement between Landlord and Tenant dated March 8, 2001 (the "Lease"), Landlord leased approximately 24,439 rentable square feet (the "Original Premises") at the building located at 200 Wireless Boulevard, Hauppauge, New York (the "Building"); and

     WHEREAS, Landlord and Tenant wish to amend the Lease, subject to and in accordance with the provisions of this Amendment.

     NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1.   Incorporation of Recitals.
     --------------------------

     The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this Amendment.

2.   Lease of Additional Premises.
     ----------------------------

     (a) The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, the remaining 26,402 rentable square feet of space at the Building, as shown on Exhibit "A" and made a part hereof (the "Additional Premises"). It is the mutual intention of Landlord and Tenant that the Additional Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease, except as otherwise expressly provided to the contrary in this Amendment, and to that end Landlord and Tenant hereby agree that from and after the Additional Premises Commencement Date (as hereinafter defined) the word "Premises", as defined in the Lease, shall mean and include both the Original Premises and the Additional Premises, containing a total of 50,841 rentable square feet, unless the context otherwise requires.

     (b) Tenant hereby acknowledges that it has inspected the Additional Premises, agrees to take the Additional Premises in its "as is" condition and further agrees that Landlord shall not be required to perform any work, make any installations or incur any expense in connection with Tenant's occupancy of the Additional Premises, except as specifically set forth herein. Notwithstanding the foregoing, Landlord shall perform the following work with respect to Tenant's leasing of the Additional Premises (collectively, "Landlord's Additional Premises Work"): (a) one (1) loading dock shall be added at the rear of the Building next to the existing loading dock, pursuant to the plans and specifications for such loading dock to be agreed upon by both Landlord and Tenant (b) the separation of the Building electric system shall be completed and a direct meter for the Additional Premises shall be installed; (c) all existing Building mechanical, electrical and plumbing systems shall be in proper working order. It is understood and agreed that a portion of Landlord's Additional
Premises Work shall be performed subsequent to the Additional Premises Commencement Date. Tenant further acknowledges that Landlord's Additional Premises Work shall be performed while Tenant is occupying the Original Premises. Tenant hereby acknowledges and agrees that Landlord shall not be liable for any inconvenience to Tenant or for interference with Tenant's business or use of the Original Premises and the Additional Premises during the performance of Landlord's Additional Premises Work. Landlord shall use reasonable efforts to minimize interference with the operation of Tenant's business in the Original Premises and the Additional Premises while performing Landlord's Additional Premises Work. Landlord's Additional Premises Work shall otherwise be performed in accordance with the provisions of Article 4(b) of the Lease.

     (c) The Additional Premises Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term substantially in the form attached to this Amendment as Exhibit "B". If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord's determination of such dates shall be deemed accepted.

3.   Term:
     ----

     The term of the Lease with respect to the Additional Premises shall commence on December 15, 2001 (the "Additional Premises Commencement Date") and shall expire on the Expiration Date set forth in the Lease with respect to the Original Premises, it being the express intention of the parties that the term of the Lease with respect to the Original Premises and the term of the Lease with respect to the Additional Premises shall end on the same date.

4.   Fixed Rent:
     ----------

     (a) With respect to the Original Premises, Tenant shall continue to pay Fixed Rent in accordance with the terms of Article 1(e) of the Lease.

     (b) From and after the Additional Premises Commencement Date, Tenant shall pay to Landlord, Fixed Rent for the Additional Premises as follows:

       TIME                ANNUAL                    MONTHLY
       PERIOD            FIXED RATE                INSTALLMENT
       ------            ----------                -----------

04/15/02 -12/31/02       $145,211.00               $12,100.92
01/01/03- 12/31/03       $145,211.00               $12,100.92
01/01/04- 12/31/04       $148,115.22               $12,342.94
01/01/05- 12/31/05       $151,077.52               $12,589.79
01/01/06- 12/31/06       $154,099.07               $12,841.59
01/01/07- 12/31/07       $157,181.06               $13,098.42
01/01/08- 12/31/08       $160,324.68               $13,360.39
01/01/09- 12/31/09       $163,531.17               $13,627.60
01/01/10- 12/31/10       $166,801.79               $13,900.15
01/01/11- 03/31/11       $170,137.83               $14,178.15

5.   Tenant's Proportionate Share.
     ----------------------------

     From and after the Additional Premises Commencement Date, Article 1(h) of the Lease shall be modified to provide that Tenant's Allocated Share shall be 100%.

6.   Use.
     ---

     Article 1(j) of the Lease shall be modified, in part, to provide that, subject to the further provisions of the Lease, Tenant shall be permitted to use the Additional Premises for warehouse, distribution and repair facility purposes, and for no other purposes.

7.   Security.
     --------

     Article 5(c) of the Lease is hereby modified, in part, to provide that so long as Tenant has not defaulted at any time in any of its obligations under the Lease, the amount of the letter of credit shall reduce in accordance with the following schedule: (i) to $675,000 as of the first day of the April, 2003; (ii) to $600,000 as of the first day of April, 2004; (iii) to $510,000 as of the first day of April, 2005; (iv) to $420,000 as of the first day of April, 2006;
(v) to $330,000 as of the first day of April, 2007; (vi) to $240,000 as of the first day of April, 2008; (vii) to $150,000 as of the first day of April, 2009; and (viii) to $75,000 as of the first day of April, 2010.

8.   The following provision is added as a new Article 6(a)(10) to the Lease:

          "10. In the event Landlord constructs an additional building at the Project, it is agreed that Tenant's Allocated Share shall be equitably adjusted as of the date a certificate of occupancy is issued for such additional building and this Lease shall be amended to reflect such adjustment as of such date."

9.   Parking.
     -------

     Article 8(f) of the Lease shall be modified, in part, by deleting "one hundred twenty (120)" and inserting "one hundred seventy (170)" in its place and by deleting "sixteen (16)" and inserting "twenty-five (25)" in its place.

10.  Maintenance, Repair and Replacement of HVAC Systems.
     ---------------------------------------------------

     Landlord shall deliver the HVAC units servicing the Additional Premises (the "Additional Premises HVAC Units") in working order as of the Additional Premises Commencement Date. It is further acknowledged and agreed that the provisions of Article 14(a)(ii)(A) and (B) shall apply with respect to the maintenance, repair and replacement of the Additional Premises HVAC Units.


11.  Termination Option.
     ------------------

     The following provisions shall be added as a new Article 41 to the Lease:

     Article 41 Termination Option. (a) Provided Tenant is not then in default of its obligations hereunder beyond the expiration of applicable notice and grace periods provided for herein for the cure thereof, Tenant shall have the one time right to cancel this Lease with respect to only the Additional Premises as of April 30, 2007 (the "Cancellation Date") by notifying Landlord, in writing (the "Cancellation Notice"), at least six (6) months prior to the Cancellation Date of Tenant's intent to exercise this cancellation option and by delivering and paying to Landlord, together with its delivery of the Cancellation Notice, a bank or certified check in the amount of the Cancellation Fee (as hereinafter described). The Cancellation Fee shall mean, for purposes of this Article, the sum of (i) three months of the Fixed Rent and Additional Rent which would otherwise be due under this Lease as of the Cancellation Date, plus (ii) brokerage commissions in the amount of $22,862.07.

     (b) Upon satisfaction by Tenant of each and all of the above conditions including, without limitation, the timely payment of the Cancellation Fee, and upon the Additional Premises having been surrendered to Landlord and vacated by Tenant on or before the Cancellation Date as if that date were the Expiration Date under this Lease, this Lease with respect to the Additional Premises only shall be deemed canceled and terminated as of the Cancellation Date. Time is of the essence with respect to all time periods referenced in this Article. In the event that Tenant shall fail to fully and timely comply with each of the conditions herein contained, Tenant will be deemed to have waived all of its rights contained in this Article.

     (c) This cancellation option is personal to Hirsch International Corp., and may not be transferred by operation of law or otherwise, except in connection with a transaction in which (i) Tenant sells or assigns all or substantially all of its assets to another corporation or entity or (ii) Tenant consolidates or merges its business with such other corporation or entity.

12.  Reciprocal Estoppels:
     --------------------

     (a) Tenant hereby confirms that (i) the Lease is in full force and effect and Tenant is in possession of the Original Premises; (ii) Landlord has performed all outstanding Landlord's Work obligations with respect to the Original Premises; (iii) there are no defaults by Landlord or Tenant under the Lease; and (iv) Tenant's NAIC Number is 42183.

     (b) Landlord hereby confirms that (i) the Lease is in full force and effect; (ii) Tenant is not in default of any obligations under the Lease; and
(iii) all Rent and additional rent has been paid in full to date.

13.  Brokerage Commission.
     --------------------

     Tenant and Landlord each hereby represent and warrant to the other that it has had no dealings, negotiations or consultations with respect to the Additional Premises or this transaction with any finder or broker, other than Sutton & Edwards, Inc. and Schacker Real Estate Corp. (collectively, the "Brokers"). Tenant and Landlord agree to indemnify, defend and hold harmless the other party and its directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney's fees and disbursements) which may occur as a result of a breach of this representation. Landlord shall pay the Brokers all commissions earned under this Amendment pursuant to a separate written agreement.

14.  Binding Effect.
     --------------

     Except as expressly amended hereby, the Lease remains unchanged and in full force and effect in accordance with its terms. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.

15.  Tenant's Work.
     -------------

     Landlord hereby grants Tenant consent to make the initial alterations and additions to the Additional Premises show on the plan attached as Exhibit "C" hereto ("Tenant's Initial Additional Premises Work"). Tenant shall not be required to obtain any further consent from Landlord under Article 10 of the Lease for Tenant's Initial Additional Premises Work. Notwithstanding anything to the contrary in the Lease, including specifically but without limitation,
Article 10 thereof, Tenant shall have no obligation to restore the Additional Premises or to remove any item of Tenant's Initial Additional Premises Work upon the expiration or earlier termination of the Lease, except as specifically noted on said Exhibit "C".

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this agreement on the date first above written.

                                LANDLORD:
                                BRANDYWINE OPERATING PARTNERSHIP, L.P.
                                By: Brandywine Realty Trust, its general partner
WITNESS:

______________________          By:_______________________________________
                                   Name: Mark Hamer
                                   Title: Vice President

                                TENANT:
                                HIRSCH INTERNATIONAL CORP.
ATTEST:

______________________          By: /s/Paul E. Gallagher
                                    ---------------------------------------
                                Name:  Paul E. Gallagher
                                Title:  Chief Operating Officer

                                   EXHIBIT "A"

                         PLAN OF THE ADDITIONAL PREMISES

                                   EXHIBIT "B"


                           CONFIRMATION OF LEASE TERM


THIS MEMORANDUM made as of the ___ day of _____________, 2001, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 14 Campus Boulevard, Suite 100, Newtown Square, Pennsylvania 19073 ("Landlord") and HIRSCH INTERNATIONAL, CORP.. with its principal place of business at ______________________________ ______________________ ("Tenant"),
who entered into a first amendment to lease dated for reference purposes as of December , 2001 (the "First Amendment"), covering certain premises located at 200 Wireless Boulevard, Hauppauge, New York. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

     1.  The  Parties  to  this  Memorandum   hereby  agree  that  the  date  of
_______________is  the  "Additional  Premises  Commencement  Date"  and the date
_________ is the expiration date of this Lease.

     2. Tenant hereby confirms the following:

          (a) That it has accepted possession of the Additional Premises pursuant to the terms of the First Amendment;

          (b) That the improvements required to be furnished according to the First Amendment by Landlord have been substantially completed;

          (c) That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the First Amendment;

          (d) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the First Amendment terms;

          (e) That the First Amendment is in full force and effect.

     3. Landlord hereby confirms the following:

          (a) That the improvements required to be furnished according to the First Amendment by Tenant have been substantially completed;

          (b) That the Tenant has fulfilled all of its duties as set forth in the First Amendment;

          (c) That all Rent and Additional Rent are paid to date;

          (d) That there is no default by Tenant;

          (e) That the First Amendment is in full force and effect.

     4. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.


WITNESS:                                  LANDLORD:

                                          BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                          By:      Brandywine Realty Trust,
                                                   its general partner



                                          By:
[SEAL]


WITNESS:                                  TENANT:

                                          HIRSCH INTERNATIONAL CORP.



                                          By: /s/ Paul E. Gallagher
                                             ---------------------------------
[SEAL]

                                   EXHIBIT "C"

                    TENANT'S INITIAL ADDITIONAL PREMISES WORK

                             Proposed Improvements
                 200 Wireless Boulevard Warehouse of 26,400 sf

Demolition =            $38,950.00  Removal of 95% of interior walls, all floor
                                    coverings, lighting, sprinkler heads and
                                    HVAC ducts.

Electrical =            $21,000.00  Remove all electrical devices from space.
                                    Install all new electrical equipment to
                                    supply HIC warehousing needs.

Lighting =              $18,000.00  Remove all of the existing 277v florescent
                                    lighting.  Replace with 32,400 w Metal
                                    Halide, highbay fixtures.

Paint =                 $12,000.00  Proposed warehouse space (walls and
                                    ceilings) are to be painted white.
                                    Columns to be painted yellow for high
                                    visibility.

HVAC =                  $11,500.00  All existing duct work is to be removed
                                    and replaced with ceiling hugging ducts.

Fencing =               $ 6,100.00  Removable 8' Chain Link fencing is being
                                    placed around open areas of mezzanine on first and second levels.

Mezzanine =             $11,500.00  A new 884 sf mezzanine is to be constructed
                                    in place of the older 192 sf mezzanine in the northwest corner of space.

Sprinkler System =      $ 4,500.00  All of the sprinkler heads contained within
                                    the office space proposed for demolition are being raised to maximum legal height.

Total Cost of
Improvements =         $123,550.00